SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2007

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

195 West Street, Waltham, Massachusetts 02451

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (781) 464-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Settlement with Mercer

On October 2, 2007, Salary.com issued a press release announcing the signing of a settlement agreement with Mercer (US) Inc., formerly Mercer Human Resource Consulting, Inc. A copy of the press release is furnished herewith as Exhibit 99.1. Such exhibit shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Settlement with Former Consultant

On August 23, 2007, Salary.com entered into a settlement agreement with a former consultant against whom Salary.com had commenced a declaratory judgment action in the Superior Court of Suffolk County, Massachusetts in December 2006. Pursuant to the settlement agreement, the Company and the former consultant exchanged mutual releases and the Company agreed to dismiss the pending court action. As part of the settlement, the Company permitted the former consultant to exercise and sell his options to purchase 33,600 shares of Salary.com common stock. The Company also paid the former consultant $250,000 and issued 18,000 shares of Salary.com common stock to an affiliate of the former consultant.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued October 2, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: October 2, 2007	By:	/s/ Kenneth S. Goldman
Kenneth S. Goldman Senior Vice President, Chief Financial Officer and Treasurer

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